UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2026

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 11, 2026, CIMG Inc. (the “Company”) entered into a Convertible Note and Warrant Purchase Agreement (the “Original Purchase Agreement”) with certain non-U.S. investors (the “Investors”) in connection with a private placement transaction exempt from registration under Regulation S. Pursuant to the Original Purchase Agreement, the Company agreed to issue convertible promissory notes (the “Original Notes”) and warrants to purchase shares of the Company’s common stock (the “Original Warrants”) in two tranches. On February 13, 2026, the initial closing under the Original Purchase Agreement occurred, and the Company issued the initial tranche of Original Notes and the related Original Warrants to the Investors.

On March 21, 2026, in light of the suspension of trading of the Company’s common stock on The Nasdaq Stock Market LLC, effective March 6, 2026, and its current quotation on the OTC market, the Company entered into an Amended and Restated Convertible Note and Warrant Purchase Agreement (the “A&R Purchase Agreement”) with the Investors, pursuant to which the Company issued and delivered to each Investor (i) an Amendment No. 1 to the applicable Original Note (each, a “Note Amendment,” and collectively, the “Note Amendments”) and (ii) an amended and restated warrant in replacement of the applicable Original Warrant (each, an “A&R Warrant,” and collectively, the “A&R Warrants”). In accordance with the A&R Purchase Agreement, the parties agreed that the second closing contemplated by the Original Purchase Agreement would be canceled. The Company also agreed to file, within 15 days after March 21, 2026, or as soon as practicable thereafter, a registration statement on Form S-1 covering the resale of the shares issuable upon conversion of the Original Notes, as amended by the Note Amendments, and upon exercise of the A&R Warrants.

The Note Amendments amend, among other things, the Original Notes to provide that the conversion price will be subject to a floor price of $0.10 per share and that “Trading Market” includes any OTC market on which the Company’s common stock is quoted for trading. The A&R Warrants amended and restated the Original Warrants to provide that the A&R Warrants may be exercised for cash only at an exercise price of $0.015 per share, subject to adjustment.

The foregoing descriptions of the A&R Purchase Agreement, the Note Amendments, and the A&R Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure

On March 25, 2026, the Company issued a press release (the “Press Release”) announcing its financial results for the three months ended December 31, 2025. The Press Release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Convertible Note and Warrant Purchase Agreement, dated as of March 21, 2026, by and among CIMG Inc. and the investors party thereto
10.2	Form of Amendment No. 1 to Convertible Promissory Note
10.3	Form of Amended and Restated Warrant
99.1	The Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: March 25, 2026	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer